AMENDMENT NO. 1
TO THE
RULE 22C-2 AGREEMENT
 AMENDMENT NO. 1 effective August 8, 2025 (“Amendment No. 1”), to the Rule 22c-2 Agreement dated September 6, 2024 (the “Agreement”) between Venerable Investment Advisers, LLC (the "Adviser”) as investment adviser and administrator for each of the Venerable Variable Insurance Trust funds listed on the Schedule A thereto (the “Venerable Funds”) and Venerable Insurance and Annuity Company (the “Intermediary”).
WHEREAS, the Adviser and the Intermediary desire to add newly registered funds (the “New Funds”) to the Agreement;
WHEREAS, capitalized terms used but not defined herein shall have the meaning set forth in the Agreement;
NOW THEREFORE, the Adviser and the Intermediary agree to modify and amend the Agreement as follows:

1.	New Funds. Effective August 8, 2025 (the “Effective Date”), the following New Funds are hereby added to the Agreement on the terms and conditions contained in the Agreement:
Venerable US Large Cap Core Equity Fund
Venerable US Small Cap Fund
Venerable International Index Fund
Venerable Mid Cap Index Fund
Venerable Small Cap Index Fund
Venerable Bond Index Fund
Venerable World Conservative Allocation Fund
Venerable World Moderate Allocation Fund
Venerable World Appreciation Allocation Fund
Venerable Emerging Markets Equity Fund
Venerable World Equity Fund
Venerable Intermediate Corporate Bond Index Fund
Venerable Conservative Allocation Fund
Venerable Conservative Appreciation Allocation Fund
Venerable Moderate Appreciation Allocation Fund
Venerable Appreciation Allocation Fund

2.	Schedule A. Schedule A to the Agreement is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to be executed in its name and on its behalf by its duly authorized officer as of the date first written above.

Venerable Insurance and Annuity Company		Venerable Investment Advisers, LLC

By:	/s/ Gilbert Chua	By:	/s/ Michal Levy

Name and Title:	Gilbert Chua, Head of Risk Strategy	Name and Title:	Michal Levy, Head of VIA

AMENDMENT NO.1
SCHEDULE A

Venerable Investment Advisers, LLC (“Adviser”) is investment adviser and administrator for each of the following Venerable Funds:

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Venerable US Large Cap Core Equity Fund
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Venerable US Large Cap Strategic Equity Fund
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Venerable US Small Cap Fund
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Venerable Emerging Markets Equity Fund
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Venerable World Equity Fund
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Venerable High Yield Fund
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Venerable Strategic Bond Fund
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Venerable Large Cap Index Fund
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Venerable Mid Cap Index Fund
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Venerable Small Cap Index Fund
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Venerable International Index Fund
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Venerable Bond Index Fund
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Venerable Intermediate Corporate Bond Index Fund
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Venerable World Conservative Allocation Fund
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Venerable Moderate Allocation Fund
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Venerable World Moderate Allocation Fund
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Venerable World Appreciation Allocation Fund
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Venerable Conservative Allocation Fund
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Venerable Conservative Appreciation Allocation Fund
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Venerable Moderate Appreciation Allocation Fund
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Venerable Appreciation Allocation Fund